UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with annual evaluations related to 2008 performance, on March 4, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of WellCare Health Plans, Inc. (“WellCare”) determined that it would make at a future date one-time cash bonus awards (each, an “Award”), and the criteria for determining the amounts of such Awards, under WellCare’s 2009 Long Term Cash Bonus Plan (the “Plan”) to, among others, WellCare’s current principal financial officer and named executive officers (each, a “Participant”).  The Compensation Committee also determined not to make Awards under the Plan at this time to WellCare’s Executive Chairman or its President and Chief Executive Officer.

The Compensation Committee determined on March 4, 2009, that the amount of each Participant’s Award would be equal to fifty percent (50%) of the Participant’s long term incentive target for 2008, adjusted for WellCare’s performance and individual performance during 2008.  As provided under the Plan, fifty percent (50%) of each Participant’s Award will be paid in September 2010 (the “2010 Payment”) and fifty percent (50%) will be paid in September 2011 (the “2011 Payment”).  The Participant must be employed by WellCare as of September 1, 2010 and September 1, 2011 in order to receive the 2010 Payment and the 2011 Payment, respectively.  The Plan also provides for acceleration of any unpaid Award in the event a Participant’s employment is terminated without Cause within one year following a Change in Control (as such terms are defined in the Plan).  Awards are also subject to other terms and conditions of the Plan.

In connection with a potential award for 2008 performance, our principal financial officer has agreed to accept a cash Award in lieu of fifty percent (50%) of the equity award that he would otherwise be entitled to receive under his employment agreement.

A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shell Company Transaction.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	2009 Long Term Cash Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2009	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	2009 Long Term Cash Bonus Plan